EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our Firm under the caption "Experts" and to the use of our report dated October 4, 1996, with respect to the financial statements of Affiliated Metals Company included in the Post-Effective Amendment No. 2 to the Registration Statement (Form S-1 No. 333-35575) of Metals USA, Inc. for the registration of 10,000,000 shares of Metals USA, Inc.'s common stock.

                                                         Ernst & Young LLP

St. Louis, Missouri
February 19, 1998